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                                    EXHIBIT 2

THIS WARRANT AND THE OTHER SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS IS AVAILABLE WITH RESPECT THERETO.

                 PERFORMANCE BASED COMMON STOCK PURCHASE WARRANT

Warrant No.________

                                  AUDIBLE, INC.

        1. Issuance. This Warrant is issued to Random House Ventures L.L.C. (together with its assignees, "Random House") by Audible, Inc., a Delaware corporation (hereinafter with its successors called the "Company").

        2. Applicable Exercise Price; Number of Shares. Subject to the terms and conditions hereinafter set forth, the registered holder, its successor or permitted assigns of this Warrant (the "Holder"), commencing on the date hereof, is entitled upon surrender of this Warrant with the subscription form annexed hereto duly executed, at the office of the Company or such other office as the Company shall notify the Holder in writing, to purchase from the Company at prices to be determined in accordance with the provisions of Schedule A, such number (subject to adjustment as provided herein) of fully paid and nonassessable shares of the Company's Common Stock, $0.01 par value (the "Common Stock") as is set forth on Schedule A (the "Performance Warrant Shares"). The Performance Warrant Shares are subject to vesting as provided on Schedule A.

        3.      Payment of Applicable Exercise Price; Cashless Exercise.

        (a) The Applicable Exercise Price, as defined in Schedule A hereto, may be paid in cash, by check or wire transfer in immediately available funds, or as provided in 3(b) below. The Corporation shall issue to the Holder upon payment of the Exercise Price a certificate for the Warrant Shares issuable upon exercise of the Warrant and, if applicable, a new warrant of like tenor evidencing the balance of the Warrants Shares remaining subject to this Warrant.









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        (b)     At any time during the term of this Warrant, the Holder may also elect to exercise this Warrant (the "Conversion Right") with respect to a particular number of Performance Warrant Shares (the "Converted Performance Warrant Shares"), and the Company shall deliver to the Holder (without payment by the Holder of the Applicable Exercise Price in cash or any other consideration (other than the surrender of rights to receive Performance Warrant Shares hereunder)) that number of shares of Common Stock equal to the quotient obtained by dividing: (x) the difference between (i) the product of (A) the Current Market Price of a share of Common Stock multiplied by (B) the number of Converted Performance Warrant Shares and (ii) the product of (A) the Applicable Exercise Price multiplied by (B) the number of the Converted Performance Warrant Shares, in each case as of the Conversion Date (as defined in Section 3(c) below)), by (y) the Current Market Price of a share of Common Stock on the Conversion Date. No fractional Performance Warrant Shares shall be issuable upon exercise of the Conversion Right, and if the number of Performance Warrant Shares to be issued determined in accordance with the following formula is other than a whole number, the Company shall pay to the holder of this Warrant an amount in cash equal to the Current Market Price of the resulting fractional Warrant Share on the Conversion Date.

        (c) The Conversion Right may be exercised by the Holder by the surrender of this Warrant as provided in Section 3(b), together with a written statement specifying that the Holder thereby intends to exercise the Conversion Right and indicating the number of Converted Performance Warrant Shares which are covered by the exercise of the Warrant. Such conversion shall be effective upon receipt by the Corporation of this Warrant, together with the aforesaid written statement, or on such later date as is specified therein (the "Conversion Date"). The Corporation shall issue to the Holder as of the Conversion Date a certificate for the Performance Warrant Shares issuable upon exercise of the Conversion Right and, if applicable, a new warrant of like tenor evidencing the balance of the Performance Warrant Shares remaining subject to this Warrant.

        (d) The term "Current Market Price" for the Common Stock as of a specified date shall mean the average closing price per share over the preceding 5 trading days as reported on the NASDAQ National Market or, if the shares of such class of Common Stock then are listed and traded on the New York Stock Exchange, Inc. ("NYSE"), the closing price on such day as reported on the NYSE Composite Transactions Tape; if the shares of such class of Common Stock then are not listed and traded on the NYSE, the closing price on such day as reported by the principal national securities exchange on which the shares are listed and traded; or if the shares of such class of Common Stock then are not traded on any such principal national securities exchange, the average of the highest reported bid and lowest reported asked price on such day as reported by NASDAQ. If on any determination date the shares of such class of Common Stock are not quoted by any such organization, the Current Market Price shall be the fair market value of such shares on such determination date as determined by the Board of Directors. If the Holder shall object to any determination by the Board of Directors of the Current Market Price, the Current Market Price shall be the fair market value per share of the applicable class of Common Stock as determined by an independent appraiser retained by the Company at its expense and reasonably acceptable to the Holder.


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        4.      Partial Exercise. This Warrant may be exercised in part, and, in the event of a partial exercise, the Holder shall be entitled to receive a new warrant, which shall be dated as of the date of this Warrant, covering the number of Warrant Shares in respect of which this Warrant shall not have been exercised.

        5. Issuance Date. The person or persons in whose name or names any certificate representing shares of Common Stock is issued hereunder shall be deemed to have become the holder of record of the shares represented thereby as at the close of business on the date this Warrant is received by the Company with respect to such shares, whether or not the transfer books of the Company shall be closed.

        6. Expiration Date. This Warrant shall expire at the close of business on the seventh (7th) anniversary of the Original Issue Date (the "Expiration Date") and shall be void thereafter.

        7.      Reserved Shares; Valid Issuance; Restricted Stock.

        (a) The Company covenants that it will at all times from and after the date hereof reserve and keep available such number of its authorized shares of Common Stock, free from all preemptive or similar rights therein, as will be sufficient to permit the exercise of this Warrant in full. The Company further covenants that such shares as may be issued pursuant to the exercise of this Warrant will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

        (b) The Performance Warrant Shares have not been registered under the Securities Act of 1933 (the "Securities Act"), as amended, or any applicable state securities laws. The Performance Warrant Shares may not be sold or transferred unless such sale or transfer is in accordance with the registration requirements of the Securities Act and applicable laws or some other exemption from the registration requirements of the Securities Act and applicable laws-including a sale under Rule 144 - is available with respect thereto.

        8. Adjustment of Number of Shares; Applicable Exercise Price; Nature of Securities Issuable Upon Exercise of Warrants.

        (a) Applicable Exercise Price; Adjustment of Number of Shares. The Applicable Exercise Price set forth in Schedule A hereto and the number of shares purchasable hereunder shall be subject to adjustment from time to time as hereinafter provided.

        (b)     Reorganization, Reclassification, Consolidation, Merger or
Sale. If any capital reorganization or reclassification of the capital stock of the Company or any consolidation or merger of the Company with another entity, or the sale of all or substantially all of the Company's assets to another person or entity (collectively referred to as a "Transaction") shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or assets with respect to or in exchange for Common Stock, then, as a condition of such Transaction, the holder of this Warrant shall thereafter have the right to purchase and receive


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upon the basis and upon the terms and conditions specified in this Warrant, upon exercise of this Warrant and in lieu of the Performance Warrant Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such number, amount and like kind of shares of stock, securities, cash or assets as may be issued or payable pursuant to the terms of the Transaction with respect to or in exchange for the number of shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby as if such shares were outstanding immediately prior to the Transaction (assuming that in the case of a consolidation merger, sale or transfer which includes an election as to the consideration to be received by the holders, such holder of Common Stock failed to exercise its rights of election as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock held immediately prior to such consolidation, merger, sale or transfer by other than a constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this paragraph 8(b) the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares), and in any such case appropriate provision shall be made with respect to the rights and interest of the holders to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Applicable Exercise Price and of the number of Performance Warrant Shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be practicable, in relation to any shares of stock or securities thereafter deliverable upon the exercise hereof.

        (c) Stock Splits, Stock Dividends and Reverse Stock Splits. If at any time after the date hereof, the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, or shall declare and pay any stock dividend with respect to its outstanding stock that has the effect of increasing the number of outstanding shares of Common Stock, the Applicable Exercise Price in effect immediately prior to such subdivision or stock dividend shall be proportionately reduced and the number of Performance Warrant Shares purchasable pursuant to this Warrant immediately prior to such subdivision or stock dividend shall be proportionately increased, and conversely, in case at any time after the date hereof, the Company shall combine its outstanding shares of Common Stock into a smaller number of shares, the Applicable Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Performance Warrant Shares purchasable upon the exercise of this Warrant immediately prior to such combination shall be proportionately reduced.

        (d) Dissolution, Liquidation or Wind-Up. In case the Company shall, at any time prior to the exercise of this Warrant, dissolve, liquidate or wind up its affairs, the holder hereof shall be entitled, upon the exercise of this Warrant, to receive, in lieu of the Performance Warrant Shares which the holder would have been entitled to receive, the same kind and amount of assets as would have been issued, distributed or paid to such holder upon any such dissolution, liquidation or winding up with respect to such Performance Warrant Shares, had such holder hereof been the holder of record of the Performance Warrant Shares receivable upon the exercise


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of this Warrant on the record date for the determination of those persons entitled to receive any such liquidating distribution.

        9. Fractional Shares. In no event shall any fractional share of Common Stock be issued upon any exercise of this Warrant. If, upon exercise of this Warrant as an entirety, the Holder would, except as provided in this
Section 9, be entitled to receive a fractional share of Common Stock, then the Company shall issue the next higher number of full shares of Common Stock, issuing a full share with respect to such fractional share.

        10. Exchange, Transfer or Assignment of Warrant. The Holder of this Warrant shall be entitled without obtaining the consent of the Company to assign and transfer this Warrant, at any time in whole or from time to time in part, to any Person or Persons. Subject to the preceding sentence, upon surrender of this Warrant to the Company, together with the attached Assignment Form duly executed, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee or assignees named in such instrument of assignment and, if the Holder's entire interest is not being assigned, in the name of the Holder, and this Warrant shall promptly be canceled. Each taker and holder of this Warrant Certificate by taking or holding the same, consents and agrees that the registered holder hereof may be treated by the Company and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby.

        11.     Notices of Record Date, Etc. In the event of:

                (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right,

                (b) any reclassification of the capital stock of the Company, capital reorganization of the Company, consolidation or merger involving the Company, or sale or conveyance of all or substantially all of its assets, or

                (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then and in each such event the Company will mail or cause to be mailed to the Holder a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which any such reclassification, reorganization, consolidation, merger, sale or conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record in respect of such event are to be determined. Such notice shall be mailed at least twenty
(20) days prior to the date specified in such notice on which any such action is to be taken.


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        12.     Amendment. The terms of this Warrant may be amended, modified or waived only with the written consent of the Company and the holder of this Warrant.

        13. Governing Law. The provisions and terms of this Warrant shall be governed by and construed in accordance with the internal laws of the State of New York.

        14. Successors and Assigns. This Warrant shall be binding upon the Company's successors and assigns and shall inure to the benefit of the Holder's successors, legal representatives and permitted assigns.

        15. Business Days. If the last or appointed day for the taking of any action required or the expiration of any right granted herein shall be a Saturday or Sunday or a legal holiday, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday or Sunday or such a legal holiday.

Original Issue Date: May 5, 2000                  AUDIBLE, INC.

                                                  By: /s/ Donald R. Katz
                                                      ------------------
                                                  Title: Chairman


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                                   SCHEDULE A

        The Holder shall be entitled to exercise this Warrant for shares of Common Stock as follows:

(1)     Number of Performance Warrant Shares

        Subject to Random House's achievement of the customer revenue targets set forth below, the Performance Warrant Shares shall vest and become exercisable at the end of the applicable fiscal year of the Company for that number of Performance Warrant Shares as follows:

        (a) if the Customer Revenue from Random House Products (as defined below) during the second year of that certain Co-Publishing, Marketing and Distribution Agreement by and between the Company and Random House, dated as of the date hereof (the "CMD Agreement") meets or exceeds $2,000,000, then the Holder may purchase that number of Performance Warrant Shares equal to $500,000 divided by the Applicable Exercise Price (as defined below);

        (b) if the Customer Revenue from Random House Products during the third year of the CMD Agreement meets or exceeds $9,200,000, then the Holder may purchase that number of Performance Warrant Shares equal to $1,000,000 divided by the Applicable Exercise Price; and

        (c) if the Customer Revenue from Random House Products during the fourth year of the CMD Agreement meets or exceeds $24,600,000, then the Holder may purchase that number of Performance Warrant Shares equal to $1,500,000 divided by the Applicable Exercise Price.

The prices (in each case, the "Applicable Exercise Price") at which the Performance Warrant Shares may be purchased shall be equal to the average closing price of the Company's stock on the NASDAQ exchange for the five trading days prior to the last day of the then current fiscal year.

"Customer Revenue from Random House Products" with respect to a period shall mean (i) revenue generated from Audible's sales to its customers of Titles and Programs released under the Imprint (as defined in the CMD Agreement), and (ii) revenue generated from Audible's sales to its customers of other audio product purchased by Audible from Random House Audio Publishing Group, as determined in accordance with generally accepted accounting principles, consistently applied.


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                                                  Subscription

To:____________________                           Date:________________________

        The undersigned hereby subscribes for __________ shares of Common Stock at an Applicable Exercise Price of $__________covered by this Warrant. The certificate(s) for such shares shall be issued in the name of the undersigned or as otherwise indicated below:

                                                  ______________________________
                                                  Signature

                                                  ______________________________
                                                  Name for Registration

                                                  ______________________________
                                                  Mailing Address


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                                   Assignment

        For value received _________________ hereby sells, assigns and transfers unto___________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
         [Please print or typewrite name and address of Assignee above]

a portion of the within Warrant equal to __________ shares, and does hereby irrevocably constitute and appoint __________ its attorney to transfer said portion of the within Warrant on the books of the within named Company with full power of substitution on the premises.

Dated:_________________

                                                  ______________________________

In the Presence of:

_______________________









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                                   Assignment

        For value received _________________ hereby sells, assigns and transfers unto ___________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
         [Please print or typewrite name and address of Assignee above]

a portion of the within Warrant equal to __________ shares, and does hereby irrevocably constitute and appoint ____________________ its attorney to transfer said portion of the within Warrant on the books of the within named Company with full power of substitution on the premises.

Dated:_________________

                                                ________________________________

In the Presence of:

_______________________